UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

3801 South Oliver, Wichita, Kansas	67210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

On June 1, 2016, Spirit AeroSystems, Inc. (“Spirit”), a wholly-owned subsidiary of Spirit AeroSystems Holdings, Inc. (the “Company”), entered into an Indenture by and among Spirit, the Company, certain subsidiary guarantors identified therein and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as trustee in connection with Spirit’s offering of $300.0 million aggregate principal amount of its 3.850% Senior Notes due 2026 (the “Notes”).  The Notes were issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-211423) filed with the Securities and Exchange Commission on May 17, 2016 and a related prospectus supplement, dated May 24, 2016.

The Notes bear interest at a rate of 3.850% per year, payable semi-annually, in cash in arrears, on June 15 and December 15 of each year, commencing December 15, 2016.  The Notes will mature on June 15, 2026.  At any time prior to March 15, 2026, Spirit may redeem the Notes, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the present value of the remaining scheduled payments on the Notes to be redeemed assuming such Notes would mature as of March 15, 2026, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined in the Indenture) plus 30 basis points, plus, in either case, any accrued and unpaid interest, if any, to the redemption date.  Spirit may redeem the Notes at its option, in whole or in part, at any time on or after March 15, 2026 at a price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date.

If a Change of Control Triggering Event (as defined in the Indenture) of Spirit occurs, each holder of Notes shall have the right to require that Spirit repurchase all or a portion of such holder’s Notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, up to, but not including, the date of repurchase.

The Indenture contains covenants that limit Spirit’s, the Company’s and certain of Spirit’s subsidiaries’ ability, subject to certain exceptions and qualifications, to create liens without granting equal and ratable liens to the holders of the Notes and enter into sale and leaseback transactions. These covenants are subject to a number of qualifications and limitations.  In addition, the Indenture provides for customary events of default.

The description of the Indenture in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01 Other Events.

On June 1, 2016, Spirit notified The Bank of New York Mellon Trust Company, N.A., the trustee for Spirit’s 6 3/4% Senior Notes due 2020 (the “2020 Notes”), of its election to call for redemption on July 1, 2016 (the “Redemption Date”) all of the remaining outstanding 2020 Notes, and instructed the trustee to provide notice of such redemption to the holders of the 2020 Notes in accordance with the terms of the indenture governing the 2020 Notes.  The 2020 Notes will be redeemed at a redemption price equal to 103.375% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the Redemption Date.  Following the redemption, none of the 2020 Notes will remain outstanding.  This Current Report on Form 8-K does not constitute a notice of redemption of the 2020 Notes.

Spirit had previously conducted a cash tender offer from the holders of the 2020 Notes, which commenced on May 24, 2016.  Following the completion of the tender offer on June 1, 2016, the remaining principal amount outstanding of the 2020 Notes that have been called for redemption is $86.4 million.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1                   Indenture dated as of June 1, 2016, governing the 3.850% Senior Notes due 2026, by and among Spirit, the guarantors identified therein and The Bank of New York Mellon Trust Company, N.A.

4.2                   Form of 3.850% Senior Note due 2026 (included as Exhibit A to Exhibit 4.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: June 7, 2016	/s/ Stacy Cozad
Stacy Cozad
Senior Vice President, General Counsel and Secretary